UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2011

CANANDAIGUA NATIONAL CORPORATION (Exact name of registrant as specified in its charter)

2-94863
(Commission File Number)

New York (State or other jurisdiction of incorporation or organization)	16-1234823 (IRS Employer Identification Number)

72 South Main Street Canandaigua, New York (Address of principal executive offices)	14424 (Zip code)

(585) 394-4260 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Retirement and Appointment of Officer(s)

Canandaigua National Bank & Trust Announces Retirement & Promotions

Canandaigua, NY, September 29, 2011: Canandaigua National Bank and Trust (CNB) announce that Executive Vice President, Robert G. Sheridan has resigned as Secretary of Canandaigua National Corporation, the Bank’s parent Company, effective September 1, 2011.  He will continue in his role as bank Cashier and will assist Ms. Serinis, Mr. Spaker, Mr. Babbitt and Mr. Pasley in their new roles.

Mr. Sheridan, Executive Vice President and President of CNB Mortgage Co, has been with CNB for more than 43 years, beginning as a teller at the Honeoye community office. He is a graduate of St. Bonaventure University and has served on the Canandaigua City School District’s Board of Education, Granger Homestead and United Way of Ontario County boards, to name a few.

Sheridan’s day-to-day job functions have been fulfilled with the following changes:

•

Karen Serinis has been promoted to Executive Vice President of Retail Banking & Consumer Lending

•

Christopher Spaker, Senior Vice President has been promoted to President of CNB Mortgage Company

•

Steven Swartout, Executive Vice President & Corporate Counsel will also serve as CNC Secretary

•

Gary Babbitt, Executive Vice President – Commercial Services will be Chief Lending Officer for both Commercial and Consumer Lending

•

Brian Pasley joins CNB as Senior Vice President – Consumer Loan Product and Operations Manager

•

Brenda Stoker continues as Vice President- Consumer Lending Manager

•

Lisa Blakesley has been promoted to Senior Vice President of the Retail Branch Network.

Sheridan will continue to serve as Chairman of the Asset Review Committee of the Bank board as well as a member of the Board of the Mortgage Company and as a member of the CNC Board of Directors.

Item 9.01 Financial Statements and Exhibit
(a) Exhibits 99.1 Press Release dated September 29, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANANDAIGUA NATIONAL CORPORATION
(Registrant)

September 30, 2011	/s/ Lawrence A. Heilbronner
Date	Lawrence A. Heilbronner
Executive Vice President and Chief Financial Officer